legal & compliance, llc

LAURA ANTHONY, ESQUIRE	www.legalandcompliance.com

DIRECT E-MAIL:
LANTHONY@LEGALANDCOMPLIANCE.COM

December 31, 2012

Board of Directors

Avangard Capital Group, Inc.

2708 Commerce Way, Suite 300

Philadelphia, PA 19154

Re: Registration Statement on Form S-1 (File No. 333-184682)

Ladies and Gentlemen:

We have acted as special securities counsel to Avangard Capital Group, a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 5,000,000 units, each unit consisting of four shares of common stock, $0.0001 par value (the “Shares”), and one redeemable common stock warrant (a “Warrant”) at a public offering price of $6.00 per unit (a “Unit”) as set forth in the Company’s Registration Statement on Form S-1, as amended (the “Registration Statement”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based on the foregoing, we are of the opinion that the Shares and Warrants have been validly authorized, and, when issued in accordance with the terms of the Registration Statement will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the heading “Legal Matters” therein and in the related prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

330 CLEMATIS STREET, #217 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832